Exhibit 21.1

List of Subsidiaries of Celanese Corporation
(As of December 31, 2019)

Name of Company	Jurisdiction
Aggregate Ownership of more than 50% (100% aggregate ownership unless otherwise indicated)
Acetate Belgium Holdings B.V.	Netherlands
Acetate Belgium Holdings LLC	Delaware
Acetate Europe Coöperatief U.A.	Netherlands
Acetate Holdings LLC	Delaware
Acetate Intermediate Holdings LLC	Delaware
Acetate International LLC	Delaware
Acetate Holding Company Limited	Hong Kong
Acetate Hong Kong Holdings LLC	Delaware
Acetate Luxembourg S.à r.l.	Luxembourg
Acetate Sales U.S. Ltd.	Texas
Acetate UTP Holdings LLC	Delaware
Acetex Chimie S.A.S.	France
Acetex (Cyprus) Ltd.	Cyprus
CCC Environmental Management and Solutions GmbH & Co. KG	Germany
CCC Environmental Management and Solutions Verwaltungs-GmbH	Germany
CdwllMex S. de R.L. de C.V.	Mexico
CE Mexico Holdings LLC	Delaware
CE Receivables LLC	Delaware
Celanese (China) Holding Co., Ltd.	China
Celanese (Nanjing) Chemical Co., Ltd.	China
Celanese (Shanghai) International Trading Co., Ltd.	China
Celanese (Suzhou) Engineering Plastics Co., Ltd.	China
Celanese Acetate C.V.	Netherlands
Celanese Acetate LLC	Delaware
Celanese Acetate Holdings LLC	Delaware
Celanese Alpine S.à r.l. & Co. KG	Germany
Celanese Americas LLC	Delaware
Celanese BVBA	Belgium
Celanese Canada ULC	Canada
Celanese Chemicals, Inc.	Delaware
Celanese Chemicals India Private Limited	India
Celanese Chemicals S.A. (Pty) Ltd.	South Africa
Celanese Comercial S. de R.L. de C.V.	Mexico
Celanese Deutschland Holding GmbH	Germany
Celanese do Brasil Ltda.	Brazil
Celanese Emulsions Ltd.	United Kingdom
Celanese Emulsions Pension Plan Trustees Limited	United Kingdom
Celanese Europe B.V.	Netherlands
Celanese EVA Performance Polymers LLC	Delaware
Celanese Europe Holdings LLC	Delaware
Celanese Far East Limited	Hong Kong
Celanese Finance Company Limited	Hong Kong
Celanese Finance Holdings 1 LLC	Delaware
Celanese Finance Holdings 2 LLC	Delaware
Celanese Foreign Holdings U.K. Limited	United Kingdom

Celanese France Holdings S.à r.l.	Luxembourg
Celanese Global Relocation LLC	Delaware
Celanese Holding 1, S. de R.L. de C.V.	Mexico
Celanese Holding Company Limited	Hong Kong
Celanese Holdings B.V.	Netherlands
Celanese Hong Kong Holdings LLC	Delaware
Celanese Hungary Kft.	Hungary
Celanese Iberica Holdings LLC	Delaware
Celanese India Holdings B.V.	Netherlands
Celanese Internal Finance Limited	Hong Kong
Celanese International Corporation	Delaware
Celanese International Holdings LLC	Delaware
Celanese IP Germany GmbH	Germany
Celanese IP Hungary Bt.	Hungary
Celanese Japan Limited	Japan
Celanese Korea Ltd.	Korea
Celanese Ltd.	Texas
Celanese Materials Mexico S. de R.L. de C.V.	Mexico
Celanese Mexico Holdings LLC	Delaware
Celanese Operations Mexico S. de R.L. de C.V.	Mexico
Celanese Production Belgium BVBA	Belgium
Celanese Production Germany GmbH & Co. KG	Germany
Celanese Production Italy S.r.l.	Italy
Celanese Production Netherlands B.V.	Netherlands
Celanese Production Sweden AB	Sweden
Celanese Production UK Limited	United Kingdom
Celanese Property Germany GmbH & Co. KG	Germany
Celanese PTE. LTD.	Singapore
Celanese S.A.	Argentina
Celanese Sales Austria GmbH	Austria
Celanese Sales Czech Republic s.r.o.	Czech Republic
Celanese Sales France S.A.S.	France
Celanese Sales Germany GmbH	Germany
Celanese Sales Ibérica, S.L.U.	Spain
Celanese Sales Italy S.r.l.	Italy
Celanese Sales Netherlands B.V.	Netherlands
Celanese Sales Rus AO	Russia
Celanese Sales UK Limited	United Kingdom
Celanese Sales U.S. Ltd.	Texas
Celanese Services Germany GmbH	Germany
Celanese Services Italy S.r.l.	Italy
Celanese Services UK Limited	United Kingdom
Celanese Singapore Acetyls Holding PTE. LTD.	Singapore
Celanese Singapore Chemical Holding PTE. LTD.	Singapore
Celanese Singapore Holdings LLC	Delaware
Celanese Singapore PTE. LTD.	Singapore
Celanese Singapore VAM PTE. LTD.	Singapore
Celanese Singapore Emulsions PTE. LTD.	Singapore
Celanese (Thailand) Limited	Thailand

Celanese US Holdings LLC	Delaware
Celanese Ventas Mexico S. de R.L. de C.V.	Mexico
Celtran, Inc.	Delaware
Celwood Insurance Company	Vermont
CELX Investments S.à r.l.	Luxembourg
CEMX Holdings LLC	Delaware
CNA Holdings LLC	Delaware
Elwood Limited	Bermuda
FKAT LLC	Delaware
Grupo Celanese, S. de R.L. de C.V.	Mexico
Holding Softer America S.A. de C.V	Mexico
HNA Acquisition ULC	Canada
Infraserv Verwaltungs GmbH	Germany
KEP Americas Engineering Plastics, LLC	Delaware
KEP Europe GmbH	Germany
Next Polymers Limited	India
PT Celanese Indonesia Operations	Indonesia
PT Celanese Indonesia Services	Indonesia
RIOMAVA GmbH	Germany
Servicios Acetato Mexico S. de R.L. de C.V.	Mexico
Servicios Corporativos Celanese S. de R.L. de C.V.	Mexico
So.F.teR Brasil Compostos Termoplasticos Ltda.	Brazil
Tenedora Tercera de Toluca S. de R.L. de C.V.	Mexico
Ticona Fortron Inc.	Delaware
Ticona LLC	Delaware
Ticona Polymers, Inc.	Delaware
Ticona Polymers Ltda.	Brazil

Aggregate Ownership of 50% or less
CTE Petrochemicals Co.[1]	Cayman Islands
Fairway Methanol LLC[1]	Delaware
Fortron Industries, LLC[1]	North Carolina
InfraServ GmbH & Co. Gendorf KG2	Germany
Infraserv GmbH & Co. Hoechst KG3	Germany
InfraServ GmbH & Co. Wiesbaden KG4	Germany
Korea Engineering Plastics Co., Ltd.[1]	Korea
Kunming Cellulose Fibers Company, Limited[5]	China
National Methanol Company[6]	Saudi Arabia
Nantong Cellulose Fibers Company, Limited[7]	China
Polyplastics Company, Ltd.[8]	Japan
Yncoris GmbH & Co. KG9	Germany
Zhuhai Cellulose Fibers Company, Limited[5]	China

[1]	Aggregate ownership is 50.00%

[2]	Aggregate ownership is 29.90%

[3]	Aggregate ownership is 32.43%

[4]	Aggregate ownership is 7.90%

[5]	Aggregate ownership is 30.00%

[6]	Aggregate ownership is 25.00%

[7]	Aggregate ownership is 30.68%

[8]	Aggregate ownership is 45.00%

[9]	Aggregate ownership is 22.00%